Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Phio Pharmaceuticals Corp.

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-183633, 333-189521, 333-189522, 333-215870, 333-215871, 333-227013, 333-2350547 and 333-236784) and Form S-3 (No. 333-224031) of Phio Pharmaceuticals Corp. of our report dated March 26, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 26, 2020